UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2022

CCC Intelligent Solutions Holdings Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-39447	98-1546280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor

Chicago, IL 60607

(Address of Principal Executive Offices, including Zip Code)

(800) 621-8070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCCS	The New York Stock Exchange
Warrants to purchase one share of common stock at an exercise price of $11.50	CCCS WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On January 4, 2022, CCC Intelligent Solutions Holdings Inc. (the “Company”) issued a press release announcing the results of the completed redemption of all of its outstanding Warrants (other than the Private Placement Warrants held by the Sponsor or its Permitted Transferees, through and including the Redemption Date) (in each case, as defined in the Warrant Agreement) to purchase shares of the Company’s common stock that were issued under the Warrant Agreement (the “Warrant Agreement”), dated August 13, 2020, by and between the Company (f/k/a Dragoneer Growth Opportunities Corp.) and Continental Stock Transfer & Trust Company, as warrant agent. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated January 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

Date: January 4, 2022

	By:	/s/ Brian Herb
	Name:	Brian Herb
	Title:	Executive Vice President, Chief Financial and Administrative Officer